EXHIBIT 32.2

SECTION 906

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

 OF GOLDENWELL BIOTECH, INC.

In connection with the accompanying Annual Report on Form 10-K of Goldenwell Biotech, Inc. for the year ended December 31, 2024, the undersigned, Hua Xie, Secretary of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2024 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: May 14, 2025	By:	/s/ Hua Xie
Name: Hua Xie
Title: Secretary (principal accounting officer and principal financial officer)